EXHIBIT 5


August 18, 1997

VIA FACSIMILE

The Board of Directors of
Minera Andes Inc.
3303 North Sullivan Road
Spokane, Washington
99216 U.S.A.

Dear Sir/Madam:

Re:  Minera Andes Inc. (the "Corporation")

We have acted as Alberta counsel for the Corporation with respect to the establishment of a Stock Option Plan (the "Plan") for the Corporation pursuant to which the Corporation may issue up to a maximum of 2,000,000 common shares by way of grant of stock options. We understand the Corporation is in the process of filing a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933 relating to the issuance of up to 2,000,000 common shares of the Corporation ("Common Shares") pursuant to the Plan.

We have examined all such corporate records and other documents as we have deemed relevant and necessary in order to give this opinion. As to various questions of fact material to such opinion and which were not independently established, we have relied upon certificates of public officials and officers of the Corporation. With respect to paragraph 1, we have relied on the Certificate of Status dated August 12, 1997 and appended hereto.

In reviewing the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, true or photostatic copies.

We are solicitors qualified to carry on the practice of law in the Province of Alberta only. This opinion therefore, relates only to the laws of the Province of Alberta and the federal laws of Canada as applicable therein.

Based upon and subject to the qualifications herein expressed, we are of the opinion that:

     (i) the Corporation has been duly amalgamated and is valid and subsisting under the Business Corporations Act (Alberta);

     (ii) the Corporation is duly qualified to carry on business in the jurisdiction of Alberta;

     (iii) the authorized capital of the Corporation consists of an unlimited number of common shares and an unlimited number of preferred shares; and

     (iv) upon the grant of stock options by the Corporation's Board of Directors and the exercise of such options in accordance with the terms and conditions of the Plan, the Common Shares of the Corporation issued upon such exercise shall be duly issued as fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion may not be furnished to, or relied upon by, any person other than the addressee hereof or for any purpose other than as specified herein.

Yours truly,

OGILVIE AND COMPANY

ALBERTA                                                  Corporate Access Number
GOVERNMENT OF ALBERTA                                                   20673250




                              CERTIFICATE OF STATUS
                                     Form 32



I CERTIFY THAT ACCORDING TO OUR RECORDS

MINERA ANDES INC.

AMALGAMATED IN ALBERTA ON 95/11/06

IS AS OF THIS DATE A VALID AND SUBSISTING CORPORATION




GIVEN UNDER MY HAND AND SEAL OF OFFICE IN THE PROVINCE OF ALBERTA.




DATED     97 AUG 12



[SEAL]                                                 Registrar of Corporations


                                                                        CR 55308